Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-89839 of Sun Bancorp, Inc. on Form S-8 of our report dated June 29, 2011, appearing in this Annual Report on Form 11-K of Sun National Bank 401(k) Plan for the year ended December 31, 2010.

/s/ J.H. Cohn LLP
Roseland, New Jersey
June 29, 2011